Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

1345 AVENUE OF THE AMERICAS, 11th FLOOR

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

May 12, 2015

Innovation Economy Corporation

1650 Spruce Street, Suite 500

Riverside, CA 92507

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333- 203238), as amended (the “Registration Statement”), filed by Innovation Economy Corporation, dba ieCrowd (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (the “Securities Act”). References to “Common Stock” are to shares of the common stock of the Company, par value $0.00001 per share. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement relates to: (i) the initial public offering (the “IPO”) of up to 3,125,000 units of the Company (the “Units to the Public”), each such unit consisting of one share of Common Stock (collectively, the “Shares to the Public”) and one warrant (collectively, the “Warrants to the Public”) to purchase one-half of one share of Common Stock (the shares of Common Stock underlying such warrants, the “Warrant Shares to the Public”); (ii) the issuance of up to 156,250 warrants of the Company (the “Selling Agent Warrants”), each such warrant to purchase one-half of one share of Common Stock (the shares of Common Stock underlying such warrants, the “Selling Agent Warrant Shares”), issuable to TriPoint Global Equities, LLC as part of its compensation for acting as selling agent in the IPO; (iii) the issuance of up to 34,824 units of the Company (the “Placement Agent Units”, and collectively with the Units to the Public, the “Units”), each such unit consisting of one share of Common Stock (collectively, the “Shares to the Placement Agent”, and collectively with the Shares to the Public, the “Shares”) and one warrant (collectively, the “Placement Agent Warrants”, and collectively with the Warrants to the Public and the Selling Agent Warrants, the “Warrants”) to purchase one-half of one share of Common Stock (the shares of Common Stock underlying such warrants, the “Placement Agent Warrant Shares”, and collectively with the Warrant Shares to the Public and the Selling Agent Warrant Shares, the “Warrant Shares”), issuable to TriPoint Global Equities, LLC and Primary Capital, LLC, as part of their consideration for acting as placement agents in the 2014 Private Placement; (iv) all Shares and all Warrants issuable as part of the Units; and (v) all Warrant Shares issuable upon the exercise of Warrants.

The Registration Statement also relates to: (i) the resale by certain securityholders of the Company of a total of 994,652 units (the “Selling Securityholder Units”), each Selling Securityholder Unit consisting of one share of Common Stock (collectively, the “Selling Securityholder Shares”) and one warrant (collectively, the “Selling Securityholder Warrants”) to purchase one-half of one share of Common Stock (the shares of Common Stock underlying such warrants, the “Selling Securityholder Warrant Shares”) for their respective accounts issuable upon conversion of the Private Placement Convertible Notes; (ii) all Selling Securityholder Shares and all Selling Securityholder Warrants issuable as part of the Selling Securityholder Units; and (iii) all Selling Securityholder Warrant Shares issuable upon exercise of the Selling Securityholder Warrants.

As the basis for the opinion set forth below, we have examined such documents and considered such legal matters as we have deemed necessary and relevant. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. The Units have been duly authorized and, when issued, delivered and paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

2. Shares. The Shares have been duly authorized and, when issued, delivered and paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

3. Warrants. The Warrants have been duly authorized and, when the warrant agreement under which the Warrants to the Public are to be issued (the “Warrant Agreement”) is duly executed and delivered, and when the Warrants are duly executed and authenticated (in accordance with the terms of such Warrants and, with respect to the Warrants to the Public, in accordance with the Warrant Agreement) and duly issued, delivered, sold and paid for as part of the Units, as contemplated in the Registration Statement, will be legally binding obligations of the Company in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal or state securities laws and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought ((a), (b) and (c) collectively, the “Exceptions”).

4. Warrant Shares. The Warrant Shares have been duly authorized and, when duly issued, delivered and paid for upon exercise of the Warrants which they underlie (in accordance with the terms of such Warrants and, with respect to the Warrants to the Public, in accordance with the Warrant Agreement), as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

5. Selling Securityholder Units. The Selling Securityholder Units have been duly authorized and, when issued and delivered upon conversion of the Private Placement Convertible Notes upon the closing of the IPO, as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

6. Selling Securityholder Shares. The Selling Securityholder Shares have been duly authorized and, when issued and delivered upon conversion of the Private Placement Convertible Notes upon the closing of the IPO, as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

7. Selling Securityholder Warrants. The Selling Securityholder Warrants have been duly authorized and, when the Warrant Agreement is duly executed and delivered, and when the Selling Securityholder Warrants are duly executed and authenticated (in accordance with the terms of such warrants and the Warrant Agreement) and duly issued, delivered, sold and paid for as part of the Selling Securityholder Units, as contemplated in the Registration Statement, will be legally binding obligations of the Company in accordance with their terms, except for the Exceptions.

8. Selling Securityholder Warrant Shares. The Selling Securityholder Warrant Shares have been duly authorized and, when duly issued, delivered, sold and paid for upon exercise of the warrants which they underlie, (in accordance with the terms of such warrants and in accordance with the Warrant Agreement), as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP